SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C. 20549

                           FORM 8-K


      CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
           THE SECURITIES AND EXCHANGE ACT OF 1934



DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 25, 1996

Commission File No. 1-106



                               LYNCH CORPORATION

    (Exact name of Registrant as specified in its charter)


              Indiana                                        38-1799862

(State or other jurisdiction of                          (I.R.S. Employer
incorporation or organization)                            Identification
No.)


8 Sound Shore Drive, Suite 290, Greenwich, Connecticut   06830

 (Address of principal executive offices)                (Zip code)


                              (203) 629-3333

      Registrant's telephone number, including area code





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ITEM 5.  OTHER EVENTS


    On November 25, 1996, a subsidiary of Registrant closed the acquisition of the stock of Dunkirk & Fredonia Telephone Company. The purchase price for the stock was approximately $22 million.
Registrant's subsidiary borrowed approximately $20.5 million in connection with the purchase, a portion of which was guaranteed by Registrant under certain circumstances.

    On December 5,1996, Registrant announced that is examining the possibility of splitting, through a spin-off, either its multimedia operations or its manufacturing operations. There are a number of matters to be examined in connection with a possible spin-off, including tax consequences, and there is no assurance that such a spin-off will be effected.


    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        LYNCH CORPORATION



Date: December 9, 1996                    By:/s/ Robert E. Dolan
                                               Robert E. Dolan
                                                 Chief Financial Officer
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